Exhibit 10.19.2
Mirion Technologies, Inc.
3000 Executive Parkway, Suite 220
San Ramon, CA 94583
USA
(la “Société”)
(the “Company”)
Monsieur Antony Besso
610 Chemin du Vallon des Lauriers
13100 Aix en Provence
Cher Monsieur,
Dear Sir,
Notre Société envisage l’admission de ses actions à la cote d’un marché réglementé (ci-après l’ “IPO”).
Our company considers the listing of its shares on a regulated stock exchange (hereafter the “IPO”).
Dans ce contexte, et compte tenu de vos fonctions au sein du groupe de sociétés constitué par la Société et ses filiales (le “Groupe”), nous attachons une grande importance à votre intervention dans tout processus d’lPO et comptons sur votre entière assistance et votre disponibilité afin de préparer et d’optimiser les conditions de l’IPO.
In this context, given your functions within the group of companies formed by the Company and its affiliates (the “Group”), we value your involvement as a key element in the IPO process and expect your full cooperation and availability in order to prepare and optimize the conditions of the IPO.
C’est pourquoi, sous réserve de la réalisation définitive de l’IPO, et indépendamment de toute autre rémunération que recevez ou pourriez recevoir des autres sociétés du Groupe, notre Société s’engage à vous verser une rémunération exceptionnelle d’un montant brut de USD 507.509. ll est précisé que ce montant s’ entend toutes taxes comprises.
This is why, subject to the final implementation of the IPO, and regardless of any other remuneration which is or could be paid to you by any other company of the Group, our Company hereby undertakes to pay you an exceptional gross remuneration of USD 507,509; it being specified that this amount shall be all taxes included.
Ce montant sera payable dans les quarante-cinq (45) jours suivant le jour de la réalisation définitive de l’IPO; celui-ci s’entendant comme le jour du dépôt auprès de la SEC de la déclaration d’enregistrement, conformément au Securities act de 1933.
This amount shall be payable within forty-five (45) days following the date of closing of the IPO; such date being the date of filing of the registration statement with the SEC, in accordance with the Securities Act of 1933.
Compte tenu de l’importance de vos fonctions dans le Groupe, et bien que la rémunération exceptionnelle prévue aux présentes vise à rémunérer des services et activités autres que ceux relevant de vos fonctions dirigeantes et/ou salariées dans le Groupe, nous vous précisons que la rémunération exceptionnelle ne sera définitivement due que sous réserve du maintien de l’ensemble de vos fonctions dirigeantes et salarieés dans le Groupe jusqu’à la date de réalisation définitive de l’IPO.

Even though the exceptional remuneration contemplated herein will remunerate services and activities which differ from those falling within your responsibilities as manager and/or employee of the Group, we hereby specify that this exceptional remuneration shall only be due if you remain, until the date of closing of the IPO, a manager and/or employee of the Group.
Le présent courrier et son contenu sont strictement confidentiels et ne sauraient être communiqués à quiconque sans l’autorisation préalable écrite des représentants de la Société.
This letter and its content are strictly confidential and may not be disclosed to anyone without the prior written consent of the legal representatives of the Company.
En contresignant cette lettre, vous acceptez les termes et conditions de la présente lettre.
By signing your name below, you accept the terms and conditions of this letter.
Fait à / Made in Lamanon
Le / On December 13, 2008

/s/ Thomas D. Logan
Mirion Technologies, Inc.
By:	Thomas D. Logan
Title:	President

Pour accord sur les termes de la présente lettre
For approval of the terms hereof

/s/ Antony Besso
Antony Besso

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